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                                                                    EXHIBIT 23.6

                              Consent of Appraiser

     We hereby consent to the references made to us and/or our appraisal by Hanover Equipment Trust 2001A, Hanover Compressor Company and Hanover Compression Limited Partnership on the cover page of and under the headings "Prospectus Summary--The Operating Lease Transaction," "Risk Factors," and "The Equipment" in the Prospectus constituting a part of this Amendment No. 3 to Registration Statement on Form S-4.

                                             AMERICAN APPRAISAL ASSOCIATES, INC.

                                             By:     /s/ Dale J. Egan
                                                --------------------------------
                                             Name:  Dale J. Egan
                                             Title: General Counsel

Milwaukee, Wisconsin

December 27, 2002